UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material pursuant to §240.14a-12
Eagle Rock Energy Partners, L.P.

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JOSEPH A.MILLS
Chief Executive Officer
IMPORTANT INFORMATION REGARDING
UNITHOLDER VOTE
March 8, 2010
Dear Eagle Rock Energy Partners, L.P. Common Unitholder:
     As you may already be aware, we have entered into a securities purchase agreement with entities affiliated with Natural Gas Partners, our sponsor, and a purchase and sale agreement with a subsidiary of Black Stone Minerals Company, L.P. that seek to simplify and recapitalize our partnership through a series of transactions.
     In order to complete the proposed transactions, we must obtain the approval of a majority of our unaffiliated unitholders, so we will be asking you to vote on the proposed transactions. Your vote will be very important.
     In the next several weeks, you should be receiving in the mail a definitive proxy statement, which will give you detailed information about the proposed transactions, as well as a proxy card or voting instruction card. We urge you to read carefully the entire proxy statement, including all of its annexes, and then sign and return the proxy card or follow the voting instructions provided by your bank or broker.
     Thank you for your cooperation and continued support.

Sincerely,
/s/ Joseph A. Mills
Joseph A. Mills
Chairman of the Board and Chief Executive Officer Eagle Rock Energy G&P, LLC

Important Additional Information Regarding the Proposed Transactions will be Filed with the SEC:
In connection with the proposed transactions, Eagle Rock has filed a preliminary proxy statement and will file a definitive proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY ROCK AND THE PROPOSED TRANSACTIONS. Investors and security holders may obtain copies of the definitive proxy statement and other documents that Eagle Rock files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on Eagle Rock’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
Eagle Rock and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of Eagle Rock in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Information regarding the directors and executive officers of Eagle Rock is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock as described above.

P. O. BOX 2968	J.MILLS@EAGLEROCKENERGY.COM
Houston,TX 77252-2968
281.408.1200 Office	WWW.EAGLEROCKENERGY.COM
281.408.1302 Fax